Exhibit 32.2

Certification required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 1350 of Chapter 63 of Title 18 of the United States Code

In connection with the Annual Report of OHA Investment Corporation (the “Company”) on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L. Scott Biar, Chief Financial Officer, Treasurer and Chief Compliance Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2015

/s/ L. SCOTT BIAR

L. Scott Biar
Chief Financial Officer, Treasurer and
Chief Compliance Officer

A signed original of this written statement required by Section 906 has been provided to OHA Investment Corporation and will be retained by OHA Investment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.